UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012

ISC8 INC.

(Exact name of registrant as specified in charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 31, 2012, ISC8 Inc. ( “ISC8” or the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Bivio Networks, Inc. on behalf of itself and certain of its subsidiaries (“Bivio”), pursuant to which the Company agreed to acquire substantially all of the assets of Bivio’s NetFalcon and Network Content Control System Business (the “Transaction”). The “NetFalcon and Network Content Control System Business” consists of Bivio’s business of researching, developing, designing, manufacturing, producing, marketing, selling and distributing cybersecurity software products and systems for data retention and analytics and content control, marketed and sold by Bivio under the brand names NetFalcon and Network Content Control Systems (NCCS).

Under the terms of the Agreement, the Company has agreed to pay up to $10.5 million in a combination of cash and stock, subject to certain thresholds, and to assume certain liabilities of Bivio. The Agreement specifies that the Company will initially pay shareholders of Bivio $500,000 in cash and up to 30 million shares of common stock of the Company (“Common Stock”). After the closing of the Transaction, Bivio’s shareholders will receive additional consideration of up to $7 million in the aggregate, a portion of which will be paid in cash and the remainder of which will be paid in shares of Common Stock. The maximum proportion of the $7 million which will be paid in cash will depend upon the profit margin of the NetFalcon and Network Content Control System Business, measured at the end of each calendar quarter after closing of the Transaction, commencing with the quarter ended September 30, 2012 and ending with the quarter ending September 30, 2014.

The Agreement also contains customary representations and warranties of the parties, as well as certain indemnification obligations. The statements set forth in those representations and warranties are made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Agreement. Moreover, some of those representations and warranties may have been true only as of a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the Company and Bivio rather than establishing matters of fact. Investors are not third party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the NetFalcon and Network Content Control System Business.

The proposed Transaction has been approved by the Company’s Board of Directors and is subject to customary conditions to closing, including regulatory approvals and consents from Bivio’s credit holders. The Agreement may be terminated by either the Company or Bivio if the Closing has not occurred by September 15, 2012. The proposed Transaction is expected to close in September 2012.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the actual Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Forbearance, Limited Waiver and Consent under Loan and Security Agreement

As of July 31, 2012, the Company was not in compliance with the financial covenants in that certain Loan and Security Agreement dated December 14, 2011 (the “Loan Agreement”) between the Company and Partners for Growth III, L.P. (“PFG”). On August 21, 2012, the Company and PFG entered into a Forbearance, Limited Waiver and Consent under Loan and Security Agreement (the “Waiver”) by which, subject to certain terms and conditions, PFG waived that default and consented to other actions taken or to be taken by the Company, which could otherwise also result in one or more defaults under the Loan Agreement.

Pursuant to the Waiver, PFG consented to (i) the proposed Transaction, (ii) the issuance of shares of Common Stock in connection with the proposed Transaction, (iii) the conversion of up to 100% of the Company’s outstanding 12% Senior Subordinated Promissory Notes (the “Subordinated Notes”) and/or the redemption for cash of up to $2 million of the Subordinated Notes, and (iv) the issuance by the Company of up to 250 million shares of Common Stock (and any related securities) for a total purchase price of not less than $10 million. The forbearance given by PFG under the Waiver will remain in effect until September 30, 2012, but only if there are no additional defaults under the Loan Agreement and the Company complies with all of the other terms and conditions of the Waiver.

In consideration of granting the waiver and consents contained in the Waiver, PFG was paid a fee of $30,000, and will receive in the future a warrant to purchase $225,000 of the minimum $10 million of securities to be issued by the Company pursuant to the Waiver (the “Future Warrant”). The exchange price of the Future Warrant will have an exchange price equal to the price at which such securities are sold to purchasers.

If any of such securities to be issued by the Company pursuant to the Waiver are sold for a price which is less than the exchange price of the warrant previously issued in connection with the Loan Agreement, such exchange price will be adjusted to equal the purchase price of such securities. The Company also provided to PFG a general release of any claims the Company may have had against PFG as of the date of the Waiver.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the actual Waiver, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01	Other Events.

On September 4, 2012, the Company issued a press release announcing the Agreement and the proposed Transaction. In addition, the Company announced in the press release that it will hold a conference call to discuss the proposed Transaction on Tuesday, September 4, 2012 at 4:30 PM Eastern Time. A copy of the press release is furnished herewith as Exhibit 99.1. On September 5, 2012, the Company issued a press release to correct certain information contained in the press release issued on September 4, 2012. A copy of that press release is furnished herewith as Exhibit 99.2 A PowerPoint presentation regarding the proposed Transaction will be available in the Investors section of the Company’s website at www.isc8.com. A copy of the presentation is furnished herewith as Exhibit 99.3.

The information contained in this Item 8.01 and Item 9.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement between the Company and Bivio Networks, Inc. dated August 31, 2012.*

10.1	Form of Forbearance, Limited Waiver and Consent under Loan and Security Agreement between the Company and Partners for Growth III, L.P. dated August 21, 2012.

99.1	Press Release of the Company dated September 4, 2012.

99.2	Press Release of the Company dated September 5, 2012.

99.3	PowerPoint Presentation of the Company dated August 2012.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC., a Delaware corporation

Dated: September 5, 2012	By:	/s/ Dan Regalado
Dan Regalado
Chief Financial Officer